UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Compensation

On January 5, 2023, the Board of Directors and Compensation Committee of U.S. Energy Corp. (“we”, “us”, “U.S. Energy” or the “Company”) approved each non-executive member of the Board of Directors will receive director compensation in accordance with the Company’s director compensation policies and practices, as they may be amended from time to time, which effective as of January 5, 2023 (as approved by the Board of Directors and Compensation Committee on January 5, 2023), include:

●	An annual cash retainer payable to each member of the Board of Directors of $75,000 ($150,000 as to the Chairman of the Board of Directors);
●	An annual cash payment payable to the Chairperson of (a) the Audit Committee of $25,000; (b) the Compensation Committee of $16,000; and (c) the Nominating Committee of $16,000; and
●

Long-term equity grants of shares of common stock of the Company, issuable to each member of the Board of Directors and the Chairman of the Board of Directors. Such 2022 long-term equity grants were finalized by the Board of Directors, and granted to the recipients, on January 5, 2023, and include the award of 97,826 restricted common stock shares to Mr. John A. Weinzierl, the Chairman of the Board of Directors of the Company; and 48,913 restricted common stock shares to each other non-executive member of the Board of Directors. Such restricted common stock shares were issued under the Company’s 2022 Equity Incentive Plan (the “Plan”), and vest to such persons at the rate of (a) 1/2 of such shares on July 5, 2023, and (b) 1/2 of such shares on January 5, 2024, subject to each applicable recipients continued service to the Company, and subject to the terms of the Restricted Stock Award Agreements evidencing such awards.

(e) Executive Compensation

On January 5, 2023, the Board of Directors (with the recommendation of the Compensation Committee, and with Mr. Smith abstaining from the vote thereon) increased the base annual salary of Mr. Ryan L. Smith, the Chief Executive Officer of the Company, from $300,000 per year, to $319,500 per year. In addition, Mr. Smith was awarded 163,043 restricted common shares. Such restricted common stock shares were issued under the Company’s 2022 Equity Incentive Plan (the “Plan”), and vest at the rate of 1/3rd on each of the three annual anniversaries of the initial grant date, subject to Mr. Smith’s continued services to the Company on such vesting dates and subject to the terms of the Restricted Stock Grant Agreement entered into between the Company and Mr. Smith subsequent to the date hereof, in the Company’s customary form.

On January 5, 2023, the Board of Directors (with the recommendation of the Compensation Committee) raised the compensation of Mr. Kessel, the Chief Operating Officer of the Company, from $240,000 per year, to $252,000 per year. In addition, Mr. Kessel was awarded 100,000 restricted common shares. Such restricted common stock shares were issued under the Company’s 2022 Equity Incentive Plan (the “Plan”), and vest at the rate of 1/3rd on each of the three annual anniversaries of the initial grant date, subject to Mr. Kessel’s continued services to the Company on such vesting dates and subject to the terms of the Restricted Stock Grant Agreement entered into between the Company and Mr. Kessel subsequent to the date hereof, in the Company’s customary form.

On January 5, 2023, the Board of Directors (with the recommendation of the Compensation Committee) granted an aggregate of 191,000 shares restricted common shares to ten non-executive employees. Such restricted common stock shares were issued under the Company’s 2022 Equity Incentive Plan (the “Plan”), and 101,000 restricted common stock shares vest over the next two years, and 90,000 restricted common stock shares vest over the next three years assuming continued services to the Company on such vesting dates and subject to the terms of the Restricted Stock Grant Agreement entered into between the Company and such employees subsequent to the date hereof, in the Company’s customary form.

The description of the director and officer and non-executive employee awards and Restricted Stock Award Agreements above are not complete and is qualified in its entirety by the forms of U.S. Energy Corp. A copy of the form of Restricted Shares Grant Agreement for the awards granted on January 5, 2023, is attached as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (“SEC”) on September 2, 2022 and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	U.S. Energy Corp. Form of Restricted Stock Grant Agreement (2022 Equity Incentive Plan) (1)
104	Inline XBRL for the cover page of this Current Report on Form 8-K

(1)	Filed on September 2, 2022, as Exhibit 4.3 to the Company’s Registration on Form S-8 and incorporated herein by reference (File No. 333-267267).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: January 6, 2023	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer